Exhibit 99.1

Myriad Pharmaceuticals Receives Notice of Javelin’s Intent to Terminate Merger Agreement

Salt Lake City, UT, April 12, 2010 – Myriad Pharmaceuticals, Inc (NASDAQ: MYRX) today announced that it has received a notice from Javelin Pharmaceuticals, Inc. (NYSE Amex: JAV) of its intent to terminate the merger agreement between the two companies (the “Merger Agreement”). The notice stated that Javelin has received a competing acquisition proposal from Hospira, Inc. (NYSE: HSP) that the Board of Directors of Javelin has determined to be a Company Superior Proposal under the terms of the Merger Agreement. Accordingly, Javelin has expressed its intent to terminate the Merger Agreement effective after the close of business on Friday April 16, 2010.

”We believe that the existing terms of the Merger Agreement between Myriad Pharmaceuticals and Javelin are fair to the shareholders of both companies and offer substantial long-term strategic value to the Javelin shareholders,” said Adrian Hobden, Ph.D., President and CEO of Myriad Pharmaceuticals. “As we consider our response to this development over the five-business-day period available to us, our foremost priority will be to use our substantial financial resources prudently, including to develop our promising portfolio of drug candidates.”

In accordance with the terms of the Merger Agreement, upon termination, Myriad Pharmaceuticals will be entitled to the repayment, in full, of the outstanding balance under the $8.5 million loan and security agreement with Javelin, together with accrued interest thereon, as well as stipulated expenses of up to $1.5 million plus a termination fee of $2.9 million, all to paid by Javelin within one business after the termination.

Myriad Pharmaceuticals will continue to advance its pipeline of cancer and infectious disease drug candidates, including MPC-4326, a novel maturation inhibitor for the oral treatment of human immunodeficiency virus 1 (HIV-1) infection, AzixaTM, a novel microtubule destabilizing agent in phase 2 trials for the treatment of cancer, and MPC- 3100, a phase 1 candidate for the treatment of cancer.

Upcoming Events:

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During April 2010, the Company expects to report non-clinical data on its Phase 1 compound MPC-3100 and two preclinical research programs, including the Company’s newest IND candidate program targeting IKK epsilon and another pre-clinical program targeting nicotinamide phosphoribosyltransferase (Nampt) at the American Association of Cancer Research in Washington D.C. and at the Federation of American Societies for Experimental Biology (“FASEB”) meeting in Anaheim, CA.

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In June 2010, the Company expects to report results from the ongoing Phase 2a trials of Azixa (MPC-6827) in metastatic melanoma and recurrent glioblastoma (“GBM”), and Phase 1 clinical trial results for MPC-3100 at the American Society for Clinical Oncology (“ASCO”) meeting in Chicago.

About MPC-4326:

MPC-4326 is being developed by Myriad Pharmaceuticals, Inc. for the oral treatment of HIV-1 infection. MPC-4326 is the first of a class of antiretroviral (ARV) drug candidates that inhibit HIV-1 infection by interfering with the maturation of the HIV-1 virus. Specifically, MPC-4326 interferes with the last step in the processing of the HIV-1 Gag protein. This inhibition leads to formation of noninfectious, immature virus particles, thus preventing subsequent rounds of HIV infection. As expected for a novel mechanism of action, MPC-4326 retains inhibitory activity against HIV-1 isolates resistant to the five classes of currently approved drugs commonly used by HIV infected patients: NRTIs, NNRTIs, protease inhibitors, integrase inhibitors, and fusion inhibitors. No cross-resistance has been observed.

Over 740 subjects, including over 180 HIV-infected individuals, have been studied in clinical trials of MPC-4326. Results from these trials have shown MPC-4326 to be well-tolerated and have demonstrated significant and clinically relevant reductions in viral load in a subset of HIV-infected patients representing approximately 60% of HIV-infected patients. This “responder” population can be identified by a simple, rapid and inexpensive assay of the HIV virus. In a phase 2 clinical trial completed in 2008, MPC-4326 met its primary objective by demonstrating viral reduction in HIV-positive patients. In addition, the safety profile of MPC-4326 was comparable to earlier studies where that profile had been similar to placebo.

About AzixaTM (MPC-6827):

Azixa, the Company’s most advanced cancer drug candidate, is being developed for the treatment of advanced cancers with brain involvement. Azixa is a novel small molecule that acts as a microtubule destabilizing agent, causing an arrest of cell division with subsequent programmed cell death, or apoptosis, in cancer cells. Several currently marketed clinically effective drugs share the identical mechanism of action. Importantly, however, Azixa has two unique, distinguishing characteristics. In non-clinical studies, Azixa has demonstrated the ability to effectively cross the blood-brain barrier and accumulate in the brain at levels as much as 3000% that in plasma. In addition, Azixa does not appear to be subject to multiple drug resistance (MDR) mechanisms.

Myriad believes that Azixa represents a unique therapeutic opportunity with the potential to treat patients with any primary or secondary (metastatic) brain cancer or any cancer that has developed resistance to conventional chemotherapeutics. Azixa is currently in clinical studies in patients with glioblastoma multiforme and metastatic melanoma.

About MPC-3100:

MPC-3100 is currently in Phase 1 clinical studies. MPC-3100 is a novel, fully synthetic, orally bioavailable, small-molecule inhibitor of Heat shock protein 90 (Hsp90). Hsp90 is an exciting new target for cancer treatment. Early natural product inhibitors of Hsp90 demonstrated activity in several human cancer clinical studies, including studies of Her2+ breast cancer, multiple myeloma and gastric cancers. However, these compounds have also demonstrated significant toxicity. Unlike these molecules, MPC-3100 is a fully synthetic, small molecule that is orally bioavailable and has very encouraging non-clinical safety and efficacy data. MPC-3100 has the potential to treat a wide range of cancers.

The Company has an issued composition of matter patent on MPC-3100. The phase 1 study has achieved drug levels in patients which are similar to efficacious levels obtained in non-clinical studies.

Heat shock protein 90 (Hsp90) is a chaperone protein that plays an important role in regulating the activity and function of numerous signaling proteins, or client proteins, that trigger and maintain proliferation of cancer cells. Important client proteins in cancer cells include steroid hormone receptors, protein kinases, mutant p53, and telomerase. Hsp90 binds and stabilizes these oncogenes while inhibition of Hsp90 leads to their degradation.

About Myriad Pharmaceuticals

Myriad Pharmaceuticals is a biotechnology company focused on discovering, developing, and commercializing novel small molecule drugs that address severe medical conditions, including cancer and HIV infection. Our pipeline includes clinical and pre-clinical product candidates with distinct mechanisms of action and novel chemical structures that have the potential to be first-in-class and/or best-in-class therapeutics. For more information, please visit www.myriadpharma.com.

Azixa and the Myriad Pharmaceuticals logo are trademarks or registered trademarks of Myriad Pharmaceuticals, Inc. in the United States and foreign countries.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed merger with Javelin and the expected timing of development of Myriad Pharmaceuticals’ pipeline products, including the expected timing of the reporting of data for MPC-3100 and Azixa. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, the factors discussed under the heading “Risk Factors” in the joint proxy statement/prospectus, dated March 12, 2010, of Myriad Pharmaceuticals and Javelin, which was filed with the Securities and Exchange Commission (SEC) on March 12, 2010, and under the heading “Risk Factors” contained in Myriad Pharmaceuticals’ Form 10-K, for the year ended June 30, 2009, which was filed with the Securities and Exchange Commission on September 28, 2009, as well as any updates to those risk factors filed from time to time in Myriad Pharmaceuticals’ Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad Pharmaceuticals undertakes no duty to update this information unless required by law.

Important Additional Information Has Been Filed with the SEC

This press release does not constitute an offer of any securities for sale. In connection with the proposed merger with Javelin, on February 12, 2010, Myriad Pharmaceuticals filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”), which, as amended, was declared effective on March 12, 2010. The joint proxy statement/prospectus, dated March 12, 2010, of Myriad Pharmaceuticals and Javelin included in the S-4 was filed with the SEC under Rule 424(b) of the Securities Act of 1933 on March 12, 2010 and was mailed to Myriad Pharmaceuticals and Javelin stockholders. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant material because they contain important information about Myriad Pharmaceuticals, Javelin and the proposed merger. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by Myriad Pharmaceuticals with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Myriad Pharmaceuticals by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Myriad Pharmaceuticals, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Myriad Pharmaceuticals and Javelin in connection with the proposed merger. Information about the executive officers and directors of Myriad Pharmaceuticals and their ownership of Myriad Pharmaceuticals common stock is set forth in Myriad Pharmaceuticals’ annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Certain directors and executive officers of Javelin may have direct or indirect interests in the proposed merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the proposed merger. To the extent that any of the Myriad Pharmaceuticals or Javelin participants will receive any additional benefits in connection with the proposed merger, the details of those benefits are described in the joint proxy statement/prospectus.

Contact;

Patrick M. Burke, Ph.D.

VP Corporate Development

801-214-7822